Exhibit 99.2

                           PENNICHUCK CORPORATION

                        4 Water Street, P.O. Box 448
                            Nashua, NH 03061-0448

             LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                               March 28, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Pennichuck Corporation has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                       Very truly yours,

                                       Pennichuck Corporation

                                       /s/ Charles Staab

                                       Charles Staab, Vice President,
                                       Treasurer and Chief Financial
                                       Officer